SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): January 3, 2007

                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                     001-09097                  31-1095548
(State or other jurisdiction     (Commission File No.)         (IRS Employer
    of incorporation                                         Identification No.)

     2875 Needmore Road, Dayton, Ohio                            45414
 (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01  Other Events.

         On December 29, 2006, REX Stores Corporation (the "Company"), through a wholly owned subsidiary, purchased a $5.0 million secured promissory note from Levelland/Hockley County Ethanol, LLC ("Levelland/Hockley"). As previously disclosed, the note provides the Company rights to convert the note, into an equity ownership position. The note, along with REX's previously announced $11.5 million equity investment, allows REX to secure a majority ownership interest in Levelland/Hockley. REX has a conditional agreement to fund up to an additional $6.5 million for equity in Levelland/Hockley, to further increase its ownership.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         REX STORES CORPORATION



Date: January 3, 2007                    By:  /s/ DOUGLAS L. BRUGGEMAN
                                              ------------------------
                                              Name:  Douglas L. Bruggeman
                                              Title: Vice President-Finance,
                                                     Chief Financial Officer and
                                                     Treasurer



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